UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2012 (August 7, 2012)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On August 7, 2012, Aircastle Limited (the “Company”) announced that funds managed by affiliates of Fortress Investment Group LLC would offer 9,250,000 common shares pursuant to the Company’s shelf registration statement which was previously filed with the Securities and Exchange Commission. The Company also announced that the common shares purchased by the underwriters are expected to be offered for resale from time to time in negotiated transactions or otherwise, at market prices on the New York Stock Exchange prevailing at the time of sale, at prices related to such prevailing market prices or otherwise. A copy of the press release announcing the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will not sell any shares in the offering and will not receive any proceeds from the offering.

Goldman, Sachs & Co. is acting as underwriter for the offering.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit:

Exhibit Number	Description

99.1	Press Release dated August 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)
	By:	/s/ David Walton
David Walton

Chief Operating Officer, General Counsel and Secretary
Date: August 9, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 7, 2012.